Exhibit 13(a)

906 CERTIFICATION

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended 31st December 2006 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Sir Christopher O’Donnell, the Chief Executive Officer and Adrian Hennah, the Chief Financial Officer of Smith & Nephew plc, each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Smith & Nephew plc.

Date: March 28, 2007

/s/ SIR CHRISTOPHER O’DONNELL
Name:	Sir Christopher O’Donnell
Title:	Chief Executive Officer

/s/ ADRIAN HENNAH
Name:	Mr Adrian Hennah
Title:	Chief Financial Officer